UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 29, 2026

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FIRST MID BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36434	37-1103704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1421 Charleston Avenue

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 234-7454

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMBH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2026, First Mid Bancshares, Inc. (the “Company”) announced a planned leadership transition as part of its long-term succession planning process. Effective July 1, 2026, Matthew K. Smith will become Chief Executive Officer and President of the Company and its subsidiary, First Mid Bank & Trust, N.A., and will be appointed to the Company’s Board of Directors (the “Board”). In connection with the succession plan, Joseph R. Dively will transition from Chief Executive Officer to Executive Chair of the Company and remain Chairman of the Board.

Mr. Smith, age 52, has served as President of the Company since June 24, 2025. He served as Executive Vice President of the Company from November 2016 to June 2025 and Chief Financial Officer from July 2017 to June 2025. He served as Director of Finance from November 2016 to July 2017. He was Treasurer and Vice President of Finance and Investor Relations with a publicly traded data and telecom company from 1997 to 2016. In addition to serving on the Board of the Company effective July 1, 2026, Mr. Smith serves on the Boards of the following Company’s subsidiaries: First Mid Bank & Trust, NA(effective July 1, 2026), First Mid Insurance Group, Inc., and First Mid Wealth Management Company. Effective July 1, 2026, Mr. Smith will also serve on the Risk Committee of the Board.

On April 29, 2026, the Board of the Company approved an Executive Employment Agreement entered into between the Company and Matthew K. Smith effective July 1, 2026 and will continue until December 31, 2027, under which Mr. Smith agrees to serve as Chief Executive Officer of the Company (the "Smith Agreement"). Thereafter, unless employment with the Company has been previously terminated, the Smith Agreement shall renew automatically for 1-year terms on each annual anniversary. Under the Smith Agreement, Mr. Smith will receive an annual base salary of $425,000 and will participate in the Company’s Incentive Compensation Plan, the Long-Term Incentive Plan, and the Deferred Compensation Plan. The Smith Agreement also provides Mr. Smith with severance benefits in the event of the termination of his employment under certain circumstances and contains certain confidentiality, non-competition and non-solicitation provisions. The foregoing description of the Smith Agreement is not complete and is qualified in its entirety by reference to the full text of the Smith Agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

There are no related party transactions involving Mr. Smith that are reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On April 29, 2026, the Company issued a press release with respect to the leadership transition described above. The full text of the press release is furnished with this Current Report on Form 8–K as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8–K, the information set forth in this Item 7.01 of this current report on Form 8–K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8–K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between the Company and Matthew K. Smith, effective July 1, 2026
99.1	Press Release, dated April 29, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MID BANCSHARES, INC.

Date: April 29, 2026	By:	/s/ Joseph R. Dively
Joseph R. Dively
Chairman and Chief Executive Officer